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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: August 21, 2001

Centennial First Financial Services
(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation)	91-1995265 (IRS Employer Identification No.)
218 E. State Street, Redlands, California (Address of Principal Executive Offices)	92373 (Zip Code)

(909) 798-3611
(Registrant's Telephone Number, Including Area Code)

This Report includes a total of 2 pages.

Page 1 of 2 Pages

ITEM 2.  ACQUISTION OR DISPOSITION OF ASSETS

    On August 17, 2001, the Registrant consummated its acquisition of Palomar Community Bank (Palomar) located in Escondido, California through the purchase of the assets of Palomar from parent holding company Community West Bancshares.

    In the acquisition of Palomar, 100% of the outstanding shares were acquired in a cash purchase of $10.5 million.

    Registrant is the bank holding company for Redlands Centennial Bank. Registrant is headquartered in Redlands, California.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA
           FINANCIAL STATEMENTS AND EXHIBITS

    Financial statements will be filed by amendment not later than 60 days after the date of this report.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CENTENNIAL FIRST FINANCIAL SERVICES
August 21, 2001	By:	/s/ BETH SANDERS Beth Sanders Executive Vice President Chief Financial Officer

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SIGNATURES